Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of BLVD Place (the “Property”), which Whitestone REIT (“Whitestone”), through Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), its majority-owned subsidiary, acquired from an unrelated party on May 26, 2017.

The unaudited pro forma consolidated balance sheet as of March 31, 2017 reflects the financial position of Whitestone as if the acquisition of the Property and related financing had been completed on March 31, 2017. The unaudited pro forma condensed consolidated statements of income for Whitestone and the Property for the twelve months ended December 31, 2016 and the three months ended March 31, 2017, give effect to Whitestone's acquisition of the Property, as if it had occurred on January 1, 2016. The pro forma adjustments column presented on the pro forma consolidated statements of income for the year ended December 31, 2016 includes the financial information for the Property for the entire year. The pro forma adjustments column presented on the pro forma consolidated statements of income for the three months ended March 31, 2017 includes the financial information for the Property for the full three months, as if the Property was acquired subsequent to March 31, 2017 and therefore was not included in Whitestone's historical financial statements.

The unaudited pro forma condensed consolidated financial statements have been prepared by Whitestone's management based upon the historical financial statements of Whitestone REIT and its subsidiaries and of the Property. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisition of the Property been completed on the date indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma statements are for informational purposes only and should be read in conjunction with the historical financial statements of Whitestone REIT and its subsidiaries, including the related notes thereto, which were filed with the Securities and Exchange Commission as part of Whitestone's Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

WHITESTONE REIT AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2017
(unaudited)
(in thousands, except per share data)

	Whitestone REIT	BLVD Place	Pro Forma Consolidated
	(A)	(B)
ASSETS
Real estate assets, at cost
Property	$924,280	$165,338	$1,089,618
Accumulated depreciation	(112,418)	—	(112,418)
Total real estate assets	811,862	165,338	977,200
Cash and cash equivalents	6,503	—	6,503
Restricted cash	156	—	156
Marketable securities	517	—	517
Escrows and acquisition deposits	5,740	—	5,740
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,680	—	20,680
Unamortized lease commissions and loan costs	7,857	—	7,857
Prepaid expenses and other assets	3,519	—	3,519
Total assets	$856,834	$165,338	$1,022,172

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$555,399	$80,000	$635,399
Accounts payable and accrued expenses	18,044	7,338	25,382
Tenants' security deposits	6,279	—	6,279
Dividends and distributions payable	8,883	—	8,883
Total liabilities	588,605	87,338	675,943
Commitments and contingencies:	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2017	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,871,458 issued and outstanding as of March 31, 2017	30	—	30
Additional paid-in capital	403,783	78,000	481,783
Accumulated deficit	(148,828)	—	(148,828)
Accumulated other comprehensive gain	1,565	—	1,565
Total Whitestone REIT shareholders' equity	256,550	78,000	334,550
Noncontrolling interests:
Redeemable operating partnership units	11,641	—	11,641
Noncontrolling interest in Consolidated Partnership	38	—	38
Total noncontrolling interests	11,679	—	11,679
Total equity	268,229	78,000	346,229
Total liabilities and equity	$856,834	$165,338	$1,022,172

See accompanying note to unaudited pro forma condensed consolidated financial statements.

WHITESTONE REIT AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 2017
(unaudited)
(in thousands, except per share data)

	Whitestone REIT	BLVD Place	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
Property revenues
Rental revenues	$21,296	$2,314	$179	(1)	$23,789
Other revenues	6,971	1,104	—		8,075
Total property revenues	28,267	3,418	179		31,864

Property expenses
Property operation and maintenance	5,494	505	—		5,999
Real estate taxes	3,920	596	—		4,516
Total property expenses	9,414	1,101	—		10,515

Other expenses (income)
General and administrative	6,169	—	—		6,169
Depreciation and amortization	6,008	—	583	(2)	6,591
Interest expense	5,153	—	744	(3)	5,897
Interest, dividend and other investment income	(138)	—	—		(138)
Total other expense	17,192	—	1,327		18,519

Income before gain (loss) on sale or disposal of properties or assets and income taxes	1,661	2,317	(1,148)		2,830

Provision for income taxes	(81)	—	(19)	(4)	(100)
Gain on sale of properties	—	—	—		—
Loss on sale or disposal of assets	(23)	—	—		(23)

Net income	1,557	2,317	(1,167)		2,707

Redeemable operating partnership units	53	—	41	(5)	94
Non-controlling interests in Consolidated Partnership	64	—	—		64
Less: Net income attributable to noncontrolling interests	117	—	41		158

Net income attributable to Whitestone REIT	$1,440	$2,317	$(1,208)		$2,549

Basic Earnings Per Share:	$0.05				$0.07

Diluted Earnings Per Share:	$0.04				$0.06

Weighted-average common shares outstanding:
Basic (6)	29,416				37,435
Diluted (6)	30,409				38,428

See accompanying note to unaudited pro forma condensed consolidated financial statements.

WHITESTONE REIT AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2016
(unaudited)
(in thousands, except per share data)

	Whitestone REIT	BLVD Place	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(F)
Property revenues
Rental revenues	$80,068	$9,504	$718	(1)	$90,290
Other revenues	24,369	3,946	—		28,315
Total property revenues	104,437	13,450	718		118,605

Property expenses
Property operation and maintenance	19,709	1,855	—		21,564
Real estate taxes	14,383	2,383	—		16,766
Total property expenses	34,092	4,238	—		38,330

Other expenses (income)
General and administrative	23,922	—	—		23,922
Depreciation and amortization	22,457	—	2,332	(2)	24,789
Interest expense	19,239	—	2,976	(3)	22,215
Interest, dividend and other investment income	(429)	—	—		(429)
Total other expense	65,189	—	5,308		70,497

Income before gain (loss) on sale or disposal of properties or assets and income taxes	5,156	9,212	(4,590)		9,778

Provision for income taxes	(289)	—	(74)	(4)	(363)
Gain on sale of properties	3,357	—	—		3,357
Loss on sale or disposal of assets	(96)	—	—		(96)

Net income	8,128	9,212	(4,664)		12,676

Redeemable operating partnership units	182	—	102	(5)	284
Non-controlling interests in Consolidated Partnership	15	—	—		15
Less: Net income attributable to noncontrolling interests	197	—	102		299

Net income attributable to Whitestone REIT	$7,931	$9,212	$(4,766)		$12,377

Basic Earnings Per Share:	$0.26				$0.33

Diluted Earnings Per Share:	$0.26				$0.32

Weighted-average common shares outstanding:
Basic (6)	27,618				35,637
Diluted (6)	28,383				36,402

See accompanying note to unaudited pro forma condensed consolidated financial statements.

WHITESTONE REIT AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.	Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

A.
Reflects the historical condensed consolidated balance sheet of Whitestone as of March 31, 2017. Please refer to Whitestone's historical consolidated financial statements and notes thereto included in Whitestone's Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

B.
The figures reflect the acquisition of the Property for a purchase price of approximately $158.0 million, including $80.0 million of asset level mortgage financing and approximately $78.0 million of Whitestone's $99.9 million in net proceeds from Whitestone's April 25, 2017 sale of 8,018,500 common shares at a public offering price per share of $13.00. Whitestone also recognized approximately $7.3 million related to in-place leases.

2.	Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

A.
Reflects the historical condensed consolidated statements of operations of Whitestone for the three months ended March 31, 2017. Please refer to Whitestone's historical consolidated financial statements and notes thereto included in Whitestone's Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

B.	Reflects the statement of revenues and certain operating expenses of the Property for the three months ended March 31, 2017.

C.	The adjustments to the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2017 are as follows:

1.	The figure for the Property represents the estimated revenue adjustment for in-place leases for the three months ended March 31, 2017.

2.
The figure for the Property represents the depreciation of the building (over 39 years) based on the purchase price allocation in accordance with U.S. generally accepted accounting principles, assuming the acquisition of the Property took place on January 1, 2016.

3.
The figure for the Property represents the interest expense based on the $80.0 million non-recourse loan secured by the Property at a fixed interest rate of 3.72% per annum, assuming the acquisition of the Property took place on January 1, 2016.

4.
The figure for the Property represents the Texas Margin tax expense, which is computed by applying the applicable tax rate (0.75% for Whitestone) to the profit margin, which is determined for Whitestone as total revenue less a 30% standard deduction.

5.
The figure for the Property represents the net income attributable to limited partners in the Operating Partnership. As of March 31, 2017, limited partners owned a 3.58% interest in the Operating Partnership. The limited partners ownership percentage does not reflect the sale of 8,018,500 common shares in April 2017, assuming the sale of the common shares took place on January 1, 2016, as the related impact on ownership percentage is minimal.

6.
Pro forma weighted averages reflect the sale of 8,018,500 common shares in April 2017, a portion of the proceeds of which was used to fund a portion of the purchase price of the Property, assuming the sale of the common shares took place on January 1, 2016.

D.
Reflects the historical condensed consolidated statements of operations of Whitestone for the year ended December 31, 2016. Please refer to Whitestone's historical consolidated financial statements and notes thereto included in Whitestone's Annual Report on Form 10-K for the year ended December 31, 2016.

E.	Reflects the statement of revenues and certain operating expenses of the Property for the year ended December 31, 2016.

WHITESTONE REIT AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

F.	The adjustments to the unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 are as follows:

1.	The figure for the Property represents the estimated revenue adjustment for in-place leases for the year ended December 31, 2016.

2.
The figure for the Property represents the depreciation of the building (over 39 years) based on the purchase price allocation in accordance with U.S. generally accepted accounting principles, assuming the acquisition of the Property took place on January 1, 2016.

3.
The figure for the Property represents the interest expense based on the $80.0 million non-recourse loan secured by the Property at a fixed interest rate of 3.72% per annum, assuming the acquisition of the Property took place on January 1, 2016.

4.
The figure for the Property represents the Texas Margin tax expense, which is computed by applying the applicable tax rate (0.75% for Whitestone) to the profit margin, which is determined for Whitestone as total revenue less a 30% standard deduction.

5.
The figure for the Property represents the net income attributable to limited partners in the Operating Partnership. As of December 31, 2016, limited partners owned a 2.24% interest in the Operating Partnership. The limited partners ownership percentage does not reflect the sale of 8,018,500 common shares in April 2017, assuming the sale of the common shares took place on January 1, 2016, as the related impact on ownership percentage is minimal.

6.
Pro forma weighted averages reflect the sale of 8,018,500 common shares in April 2017, a portion of the proceeds of which was used to fund a portion of the purchase price of the Property, assuming the sale of the common shares took place on January 1, 2016.